Exhibit 3.1

10/9/2026 10/9/2026

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(PURSUANT TO NRS 92A.200)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Merging Entity Information:	Entity Name: Langham Merger Sub, Inc. Jurisdiction: Nevada Entity Type*: Corporation *If more than one entity being merged, please attach additional page(s) with the required information.*
2. Surviving Entity Information:	Entity Name: LogicMark, Inc. Jurisdiction: Nevada Entity Type*: Corporation
3. Plan of Merger: (select one box)	☐ You've attached the entire plan of merger to these articles. ☑ You are keeping the complete signed plan of merger at the main office or with the custodian of records if the company is a corporation, limited-liability company, or business trust. If the company is a limited partnership, you're keeping the plan at the main office or with the custodian of records, as explained by specific laws (NRS 87A.215 or NRS 88.330). You may also keep the signed plan at another office or location of the company that survives after the merger.
4. Effective Date and Time: (Optional)	Date: Time: Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
5. Approval: (If more than one entity is being merged, please attach additional approval page with required information.)	Owner's approval (NRS 92A.200): Select whether owner approval is required. Then enter the name of each entity. ☐ A. You do not require owner approval. Select if the owner is: ☐ Merging ☐ Surviving ☑ B. You require owner approval and they consented to the plan. Select if the owners are: ☑ Merging ☑ Surviving ☐ C. You are a non-profit corporation under NRS 92A.160 (For non-profit corporations only) Confirm that directors, public officers, or other needed members of the corporation have approved the merger plan. Select if the non-profit corporation was: ☐ Merging ☐ Surviving Langham Merger Sub, Inc. Name of merging entity LogicMark, Inc. Name of surviving entity

** Corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Articles of Merger - Continued

6. Forwarding Address for Service of Process: (Required if surviving entity is foreign)	N/A Name Country Care of: Address City State Zip/Postal Code
7. Amendment, if any, to the Articles or Certificate of the Surviving Entity: (NRS 92A.200)	None. The articles of incorporation of LogicMark, Inc. as in effect immediately prior to the effective time of the merger shall be the articles of incorporation of You can attach the updated articles as an exhibit or include them in the merger documents. Label them as "Amended and Restated." If you are submitting restated articles, you must also include the form required by the Secretary of State. Under NRS 92A.180, parent/subsidiary merger papers may not change the surviving company core rules (like the articles of incorporation or bylaws). In this merger situation, the only change allowed is the surviving company's name.
8. Declaration: (Select one)	☒ You declare that each constituent entity adopted a merger plan (NRS 92A.200). ☐ You declare that the parent domestic entity adopted a merger plan (NRS 92A.180).
9. Signatures: (Required)	This document, once completed, will serve as a statement of an officer as required by NRS 80.030. Make sure all required parties involved in the merger have signed, as applicable, including: • An officer from each corporation • A general partner of each limited partnership • A general partner of each limited-liability limited partnership • A manager from each limited-liability company, or one member if there are no managers • A trustee from each business trust • A general partner of each limited-liability partnership Langham Merger Sub, Inc. Name of merging entity Nicholas — Print First Name Kovacevich — Print Last Name X [signature] — Signature President — Title 10/9/2026 — Date *If more than one entity is being merged, please attach additional page(s) of information and signatures.* LogicMark, Inc. Name of surviving entity Mark — Print First Name Archer — Print Last Name X ______ — Signature Chief Financial Officer — Title 10/9/2026 — Date

You must submit a filing fee with this form. See instructiuons.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Articles of Merger - Continued

6. Forwarding Address for Service of Process: (Required if surviving entity is foreign)	N/A Name: N/A Country: Care of: Address: City: State: Zip/Postal Code:
7. Amendment, if any, to the Articles or Certificate of the Surviving Entity: (NRS 92A.200)	None. The articles of incorporation of LogicMark, Inc. as in effect immediately prior to the effective time of the merger shall be the articles of incorporation of the surviving entity. You can attach the updated articles as an exhibit or include them in the merger documents. Label them as "Amended and Restated." If you are submitting restated articles, you must also include the form required by the Secretary of State. Under NRS 92A.180, parent/subsidiary merger papers may not change the surviving company core rules (like the articles of incorporation or bylaws). In this merger situation, the only change allowed is the surviving company's name.
8. Declaration: (Select one)	☒ You declare that each constituent entity adopted a merger plan (NRS 92A.200). ☐ You declare that the parent domestic entity adopted a merger plan (NRS 92A.180).
9. Signatures: (Required)	This document, once completed, will serve as a statement of an officer as required by NRS 80.030. Make sure all required parties involved in the merger have signed, as applicable, including: • An officer from each corporation • A general partner of each limited partnership • A general partner of each limited-liability limited partnership • A manager from each limited-liability company, or one member if there are no managers • A trustee from each business trust • A general partner of each limited-liability partnership Name of merging entity: Langham Merger Sub, Inc. Print First Name: Nicholas Print Last Name: Kovacevich X ____________ Signature Title: President Date: 10/9/2026 *If more than one entity is being merged, please attach additional page(s) of information and signatures.* Name of surviving entity: LogicMark, Inc. Print First Name: Mark Print Last Name: Archer X [signature] Signature Title: Chief Financial Officer Date: 10/9/2026

You must submit a filing fee with this form. See instructiuons.